Exhibit 99.1

Sumitovant Biopharma, Sumitomo Pharma, and Myovant Sciences
Enter into Definitive Agreement

Sumitovant Biopharma to Acquire all Outstanding Shares of Myovant
for $27 Per Share in Cash

Combination Provides Expertise and Resources to Address Unmet Patient Needs
in Women’s Health and Prostate Cancer

Agreement Unanimously Recommended by Special Committee of Myovant’s Independent Directors and Approved by Board

NEW YORK and BASEL, Switzerland and OSAKA, Japan, Oct. 23, 2022 /PRNewswire/ -- Sumitovant Biopharma Ltd. (“Sumitovant”), in conjunction with parent company Sumitomo Pharma Co., Ltd. (“Sumitomo Pharma”), and Myovant Sciences (“Myovant”) (NYSE: MYOV) announced today that they have entered into a definitive agreement pursuant to which Sumitovant will acquire all outstanding shares of Myovant not already owned by Sumitovant for $27.00 per share in cash. This corresponds to a total transaction value of $1.7 billion on a fully diluted basis, and a total company value of $2.9 billion on a fully diluted basis. Sumitovant currently beneficially owns 52% of the issued and outstanding shares of Myovant as more particularly described in Sumitovant’s Schedule 13D/A filed with the U.S. Securities and Exchange Commission (the “SEC”).

The purchase price represents a premium of approximately 50% to Myovant’s closing share price on September 30, 2022, the last day of trading prior to Sumitovant’s initial non-binding proposal, and a premium of approximately 55% to the 60-day volume weighted average price of Myovant’s shares through September 30, 2022. The agreement has been approved by the boards of Sumitovant and Sumitomo Pharma and unanimously recommended by a Special Committee of the independent directors of Myovant and, acting upon such recommendation, approved by its full board of directors with the Sumitovant designated directors recusing themselves and abstaining from the deliberations and vote.

“This transaction represents an industry-leading opportunity to combine unique expertise, platforms, and resources to successfully commercialize products in Myovant’s program and to accelerate development of a robust pipeline addressing patient needs in women’s health and prostate cancer,” said Myrtle Potter, CEO of Sumitovant. “We look forward to harnessing the combined strength of our talented teams to bring needed therapies to patients sooner and are confident both Myovant and its employees will benefit from the greater resources Sumitovant can provide to further support business growth and career opportunities overall.”

“Myovant’s two products, ORGOVYX® and MYFEMBREE® have substantial potential. We believe the combination of Sumitovant and Myovant will strengthen Myovant’s product capabilities and help continue to deliver innovative therapies addressing unmet patient needs in prostate cancer and women’s health,” said Hiroshi Nomura, CEO of Sumitomo Pharma. “By making Myovant a wholly owned subsidiary of Sumitovant, we believe that we will be able to accelerate implementation of management strategies that make full use of cash flow generated by ORGOVYX® and MYFEMBREE® for sustained growth of the Sumitomo Pharma Group.”

“We are pleased to have reached an agreement with Sumitovant and Sumitomo Pharma that recognizes the remarkable success Myovant has achieved,” said David Marek, CEO of Myovant. “With the expertise and resources of Sumitovant to best support Myovant, and our employees, we can do more to expand the impact of our differentiated therapies, advance our clinical programs, and work to remove barriers to access quality care for the patients we serve.”

“After careful consideration and consultation with our legal and financial advisors, the Special Committee believes that this transaction provides immediate and compelling value to Myovant’s minority shareholders, as well as positioning the Company for continued growth, and is in the best interest of Myovant and its shareholders,” said Mark Guinan, Chairman of the Special Committee.

Transaction Details

The transaction is anticipated to close in the first quarter of 2023, subject to customary closing conditions, including obtaining the requisite regulatory approvals and approval by Myovant shareholders holding a majority of the outstanding shares not beneficially owned by Sumitovant and its affiliates. The transaction will be financed through a combination of cash on hand and external debt financing. A financing commitment has been received from Sumitomo Mitsui Banking Corporation. The transaction is not subject to a financing condition.

Upon completion of the transaction, Myovant will become a wholly owned subsidiary of Sumitovant and Myovant’s shares will no longer be listed on the New York Stock Exchange.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor and Sullivan & Cromwell LLP is serving as legal counsel to Sumitovant and Sumitomo Pharma. Goldman Sachs & Co. LLC is serving as financial advisor to the Special Committee of the Board of Directors of Myovant and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the Special Committee.

About Sumitovant Biopharma Ltd.

Sumitovant is a technology-driven biopharmaceutical company accelerating development and commercialization of new potential therapies for patients with rare conditions and other diseases. Through our proprietary computing and data platforms, scientific expertise and diverse company portfolio, Sumitovant has supported development of multiple FDA-approved products and a robust pipeline of early- through late-stage investigational assets addressing unmet patient needs in pediatrics, urology, oncology, women's health, specialty respiratory and infectious diseases. Sumitovant is a wholly owned subsidiary of Sumitomo Pharma. Please visit our website www.sumitovant.com for more information on Sumitovant and our portfolio.

About Sumitomo Pharma Co., Ltd.

Sumitomo Pharma is among the top-ten listed pharmaceutical companies in Japan, operating globally in major pharmaceutical markets, including Japan, the U.S., China, and other Asian countries with about 7,000 employees worldwide. Sumitomo Pharma defines its corporate mission as "To broadly contribute to society through value creation based on innovative research and development activities for the betterment of healthcare and fuller lives of people worldwide." Additional information about Sumitomo Pharma is available through its corporate website at https://www.sumitomo-pharma.com.

About Myovant Sciences

Myovant Sciences aspires to redefine care for women and men through purpose-driven science, empowering medicines, and transformative advocacy worldwide. Founded in 2016, Myovant has executed five successful Phase 3 clinical trials across hormone-sensitive oncology and women's health leading to five regulatory approvals in the United States and Europe. Myovant and its partners continue to file for additional indications of its lead products as well as continue further development of pipeline assets. Sumitovant Biopharma Ltd., a wholly owned subsidiary of Sumitomo Pharma Co., Ltd., is Myovant's majority shareholder. For more information, please visit www.myovant.com.

Forward Looking Statements

This communication contains forward-looking statements, including statements regarding expectations about the proposed transaction involving Myovant, Sumitovant and Sumitomo Pharma. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance.  Risks and uncertainties related to the proposed transaction include, but are not limited to, the risk that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Myovant’s operations into those of Sumitovant; such integration may be more difficult, time consuming or costly than expected, the risk that the proposed transaction does not close, due to the failure of one or more conditions to closing or otherwise; the risk that required Myovant shareholder approvals of the proposed transaction will not be obtained or that such approvals will be delayed or conditioned beyond current expectations; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; uncertainty as to the timing of completion of the proposed transaction; risks related to the disruption of management time from ongoing business operations due to the proposed transaction and possible difficulties in maintaining customer, supplier, key personnel and other strategic relationships; and potential litigation relating to the proposed transaction that could be instituted against Myovant, Sumitovant or their respective directors or officers, including the effects of any outcomes related thereto; and the possibility of unexpected costs and liabilities related to the proposed transaction. Additional risks and uncertainties related to Myovant and its business include, but are not limited to,  the success and cost of Myovant’s commercialization of its approved products and product candidates, if approved; the impact on Myovant’s business, financial results, results of operations and ongoing clinical trials from the effects of the COVID-19 pandemic; risks related to development programs, including the success and anticipated timing of Myovant’s ongoing and future clinical and non-clinical studies, and uncertainties relating to the success of Myovant’s clinical trials for its product candidates and any future therapy or product candidates; uncertainties surrounding the regulatory landscape that governs Myovant’s products and product candidates, including risks related to regulatory approval, including the timing and status of anticipated future regulatory submissions and Myovant’s ability to, obtain and maintain, regulatory approvals for its product candidates; the ability to obtain, maintain, and enforce intellectual property protection for Myovant’s products and product candidates; risks related to significant competition from other biotechnology and pharmaceutical companies; and other risks and uncertainties listed in Myovant’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Myovant’s Form 10-K and Form 10-Q filings with the SEC as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. These forward-looking statements are based on information available to Sumitovant and Sumitomo Pharma as of the date of this communication and speak only as of the date of this communication. Myovant, Sumitovant and Sumitomo Pharma disclaim any obligation to update these forward-looking statements, except as may be required.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Myovant by Sumitovant and Sumitomo Pharma.  In connection with the proposed acquisition, Sumitovant, Sumitomo Pharma and Myovant intend to file relevant materials with the SEC, including amended Schedule 13D filings and a transaction statement on Schedule 13E-3 with respect to Sumitovant and Sumitomo Pharma and a proxy statement on Schedule 14A with respect to Myovant.  The definitive proxy statement and Schedule 13E-3 transaction statement will be sent to Myovant’s shareholders and will contain important information about the proposed transaction and related matters.  SHAREHOLDERS OF MYOVANT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SUMITOVANT’S AND SUMITOMO PHARMA’S TRANSACTION STATEMENT, MYOVANT’S PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Myovant shareholders will be able to obtain free copies of the proxy statement and Schedule 13E-3 through the Investor Relations page of Myovant’s website, www.myovant.com.

Participants in the Solicitation

Sumitovant and its directors and executive officers, Sumitomo Pharma and its directors and executive officers, and Myovant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Myovant common stock in respect of the proposed transaction.  Information about the directors and executive officers of Myovant is set forth in the proxy statement for Myovant’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on July 28, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Media / IR Contacts:

Sumitovant Biopharma
Maya Frutiger
VP, Head of Corporate Communications
media@sumitovant.com

Sumitomo Pharma
Corporate Communications
TEL: +81-6-6203-1407 (Osaka); +81-3-5205-3725 (Tokyo)

Myovant Sciences
Uneek Mehra
Chief Financial and Business Officer
Myovant Sciences, Inc.
investors@myovant.com

Noelle Cloud Dugan
Vice President, Corporate Communications
Myovant Sciences, Inc.
media@myovant.com

SOURCE Sumitovant Biopharma Ltd.; Myovant Sciences, Inc.